EXHIBIT 4.4

GWG HOLDINGS, INC.

GWG HOLDINGS, INC.

L Bond

SUBSCRIPTION AGREEMENT

Please complete this form to purchase L Bonds. Sections of this form that are incomplete may be returned to your broker-dealer and may delay your purchase of L Bonds.

Once completed, send this Subscription Agreement along with your certified or personal check payable to GWG Holdings, Inc. or wire your deposit to the account listed below, and forward any other documents requested in this agreement to your broker-dealer or to GWG Holdings, Inc. at:

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Wire Instructions:

GWG Holdings, Inc --- L Bond 2 Account Routing: 091310521

Account: 500023916

Bank Name: Bell State Bank & Trust

GWG HOLDINGS, INC.

L BOND SUBSCRIPTION AGREEMENT

1	INVESTMENT AMOUNT Note: Minimum principal amount of $25,000. Any amount above the minimum principal must be	TERMS AND SUBSCRIPTION AMOUNT GWG will not issue an L Bond if term amount is below $10,000. (Select one for each L Bond):
		Offering Term	Dollar Amount
	purchased in $1,000 increments.	☐ 2 Year
	Qualified or Non-	☐ 3 Year
	Qualified Funds	☐ 5 Year
	(Must select one)	☐ 7 Year
☐ Qualified
	☐ Non-Qualified	Total Dollar Amount:
* The interest payment date is the 15th calendar day of each month (or, if such date is not a business day, then the next business day thereafter). Note: Form 1099 will be issued annually based upon tax year(s) earnings.

2	Select one form of ownership:

	☐	Individual Investor	☐	Joint Tenants with right of survivorship
Note: Both joint tenants must sign this agreement.
	☐	Corporation, LLC, Partnership, or Trust	☐	Tenants in Common
		Note: Please include a trust resolution or the appropriate corporate or partnership documents authorizing you to make this investment.		Note: Both owners must sign this agreement.
	☐	IRA, Employee Benefit Plan or other retirement plan	☐	Other (e.g., custodian for minor)

3	All reports, notices and information will be sent to the email address indicated below.

GWG will not share or sell your contact information. Email Address:

Email Address

☐ I/We decline and GWG may charge me for the hardcopy and mailing costs (other than costs relating to reports we file with the Securities and Exchange Commission).

4		GENERAL SUITABILITY STANDARDS

Under penalties of perjury, I/we hereby declare and certify that (must initial each box):

	Initial	I/We have received a copy of the Prospectus, together with any related Prospectus Supplement;

	Initial	The social security number or tax identification number listed on this agreement is correct;

I am/We are not subject to backup withholding, either because the Internal Revenue Service has not notified me/us that I am/we are subject to backup withholding as a result of a failure to report all interest or dividends or I/we have been notified that I am/we are no longer subject to backup withholding;
Initial

I/we acknowledge that my/our purchase is subject to the terms contained in the Prospectus, may be rejected in whole or in part, and will not become effective until accepted by GWG. Additionally, I authorize GWG or any of its designees to share any information regarding my investments with the financial professional representing me/us in this transaction, unless authorization is expressly rescinded by me/us in writing; and
Initial

	Initial	I/We hereby acknowledge that this investment in L Bonds is illiquid.

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GWG HOLDINGS, INC. L BONDS SUBSCRIPTION AGREEMENT

The undersigned investor, desiring to purchase one or more GWG L Bonds pursuant to the Prospectus (which term includes all supplements thereto and any amendments thereof) of GWG Holdings, Inc. a Delaware corporation, by executing this Signature Page, hereby agrees to be bound by all terms of this Subscription Agreement.

 INVESTOR CONTACT INFO

(Complete this section with the personal info of the signing individual)

PRINT NAME OF INVESTOR	PRINT NAME OF CO-INVESTOR (if APPLICABLE)

INVESTOR DATE OF BIRTH (MM/DD/YY)	CO-INVESTOR DATE OF BIRTH (MM/DD/YY)

PRIMARY INVESTOR SOCIAL SECURITY NUMBER	CO-INVESTOR SOCIAL SECURITY NUMBER

MAILING ADDRESS	MAILING ADDRESS

CITY STATE ZIP	CITY STATE ZIP

INVESTOR PRIMARY PHONE	CO-INVESTOR PRIMARY PHONE

SIGNATURE OF INVESTOR	SIGNATURE OF CO-INVESTOR

DATE SIGNED (MM/DD/YY)	DATE SIGNED (MM/DD/YY)

If you will own this L Bond investment directly as an individual or jointly, click here , skip section 6 and proceed to section 7. If owning this L Bond investment as an entity (e.g., trust, LLC, etc.), complete the left hand side of section 6. Lastly, if you are NOT owning this investment directly (i.e. your investment will be held in a brokerage account or IRA, etc.), you MUST fill out at least ONE side of section 6 before proceeding to section 7.

IRA/QUALIFIED FUNDS OR	NON-QUALIFIED BROKERAGE FUNDS
ENTITY OWNED	Is this bond being held inside a non-qualified brokerage account?
☐ Yes. Fees may be assessed by your custodian. No ☐
NAME OF INVESTING ENTITY

DATE OF INCORPORATION IRA ACCOUNT NUMBER	BROKERAGE FIRM NAME
OR DECLARATION OF TRUST (MM/DD/YY)

TAX ID OF ENTITY	ACCOUNT NUMBER

MAILING ADDRESS	MAILING ADDRESS

CITY STATE ZIP	CITY STATE ZIP

PRIMARY PHONE	PRIMARY PHONE

PRINT NAME OF AUTHORIZED SIGNOR AND TITLE	PRINT NAME OF AUTHORIZED SIGNOR AND TITLE

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

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GWG HOLDINGS, INC.
L BOND SUBSCRIPTION AGREEMENT

7	DIRECT DEPOSIT ACCOUNT INFORMATION: *REQUIRED FOR ALL PURCHASES

	☐	I currently receive direct deposit payments from an existing GWG investment. I hereby instruct GWG to deposit all principal and interest payments for this new L Bond investment into the same account.

	☐	Deposit my payments back into my IRA or Brokerage Account listed on the previous page. (Section 6) Deposit my payments into the

	☐	account listed below. Note: Must attach a VOIDED check for bank accounts.

	ACCOUNT OWNER NAME(S)	☐ CHECKING	☐ SAVINGS	☐ OTHER

	BANK ROUTING NUMBER (9 DIGITS)	ACCOUNT NUMBER

	BANK NAME	BRANCH LOCATION

Must attach voided check here for direct deposit:

AUTHORIZATION STATEMENT

As the investor of record and authorized signatory of the account listed above, by signing this agreement, I authorize GWG Holdings, Inc., its affiliates, or its agents (collectively referred to hereinafter as “GWG”) to deposit interest and principal payments owed to me by initiating account credit entries to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by GWG to the listed account. In the event of an erroneous credit entry, I also authorize GWG to debit the account for an amount not to exceed the original amount of the erroneous credit. This authorization shall remain in full force and effect until GWG and my financial institution have received written notice from me of its termination in such time and in such manner as to afford GWG and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify GWG of an alternate account into which payments can be made.

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GWG HOLDINGS, INC. L BOND SUBSCRIPTION AGREEMENT

8	SUBSTITUTE W-9 FORM-REQUEST FOR TAXPAYER INDENTIFICATION NUMBER AND CERTIFICATION

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:

☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ► _____________ ☐ Exempt payee

☐ Other (see instructions) ►

	Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

City, state, and ZIP code
List account number(s) here (optional)

Taxpayer Identification Number (TIN)
Social security number
Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). For entities, it isyour employer identification number (EIN).	-	-

Employer identification number

-

Part II Certification
Under penalties of perjury, I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. citizen or other U.S. person (defined below).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Sign Here	Signature of U.S. person ►	Date ►

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GWG HOLDINGS, INC.

L BOND SUBSCRIPTION AGREEMENT

ADVISOR CERTIFICATION

Based on the information obtained from the investor concerning his or her investment objectives, his or her other investments, and his or her financial situation and needs, the undersigned Advisor has reasonable grounds to believe that an L Bond investment is suitable for the investor. Prior to the investor executing this Subscription Agreement, the undersigned Advisor has informed the investor of any compensation the undersigned Advisor shall receive on the account of the sale of the L Bonds and all pertinent facts relating to an investment in the L Bonds, including the risk factors disclosed in the Prospectus. The undersigned believes that the representations and warranties expressed hereinabove are true and correct.

9	Is this investment a Fee Based Account?	☐ Yes ☐ No

ADVISOR

FIRM
ADVISOR
MAILING ADDRESS

CITY STATE ZIP

ADVISOR PRIMARY PHONE ADVISOR SECONDARY PHONE EMAIL ADDRESS

BROKER-DEALER/RIA SIGNATURE

10

NAME OF BROKER-DEALER/RIA

BROKER - DEALER / RIA
PRINTED NAME OF AUTHORIZED BROKER-DEALER/RIA

BROKER-DEALER/RIA SIGNATURE

11	SUBSCRIPTION ACCEPTED BY THE COMPANY

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